FORM OF IRONBRIDGE FUNDS, INC.
THIRD AMENDMENT TO THE FUND ACCOUNTING SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of the 17th day of July, 2013, to the Fund Accounting Servicing Agreement, dated as of May 21, 2010, as amended October 11, 2010 and October 18, 2011 (the "Agreement"), is entered into by and between IRONBRIDGE FUNDS, INC., a Maryland corporation (the "Company") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (the "Company").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

IRONBRIDGE FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: ________________	By: ______________________

Name: Ty M. Baird	Name: Michael R. McVoy

Title: Chief Financial Officer	Title: Executive Vice President

Amended Exhibit B to the
Fund Accounting Servicing Agreement – IronBridge Funds, Inc.

FUND ACCOUNTING AND FUND ADMINSTRATION SERVICES ANNUAL FEE SCHEDULE at August 1, 2013

Annual fee based upon assets per Fund Complex*
___ of 1% (___basis points) on first $___ billion per Fund Family*
___of 1% ___basis points) over $___ billion per
Fund Family

Charles River (Daily Compliance) - $___/Fund

Minimum Annual Fee of $___/Fund in Fund Family

Plus out-of-pocket expenses, including but not limited to:
♦ Postage, Stationery
♦ Programming, Special Reports
♦ Proxies, Insurance
♦ EDGAR filing – Approx. $___/page
♦ Retention of records
♦ Federal and state regulatory filing fees
♦ Certain insurance premiums
♦ Expenses from board of directors meetings
♦ Auditing and legal expenses
♦ Blue Sky conversion expenses (if necessary)
♦ Gainskeeper
♦ Fair Value Pricing Services
♦ All other out-of-pocket expenses

CCO Services $___ annual for each Fund Accounting and Fund Administration.

*Subject to CPI increase

Extraordinary services – quoted separately

Conversion Estimate – one month’s fee (if necessary)

Annual Legal Administration – Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪  $___additional minimum

Additional Services:
▪  New fund launch – as negotiated based upon specific requirements
▪  Subsequent new fund launch – $___/project
▪  Subsequent new share class launch – $___/project
▪  Multi-managed funds – as negotiated based upon specific requirements
▪  Proxy – as negotiated based upon specific requirements
▪  Expedited filings – as negotiated based upon specific requirements
▪  Asset conversion – as negotiated based upon specific requirements
▪  Fulcrum fee – as negotiated based upon specific requirements
▪  Exemptive applications – as negotiated based upon specific requirements

NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing service:

$___ Domestic and Canadian Equities
$___Options
$___Corp/Gov/Agency Bonds
$___CMO's
$___International Equities
$___Futures
$___International Bonds
$___  Foreign Currency

Amended Exhibit B (continued) to the Fund
Accounting Agreement – IronBridge Funds, Inc.

$___Municipal Bonds
$___Money Market Instruments
$___/Fund/Day – Bank Loans
$___/Fund/Day – Credit Default Swaps
$___/Fund/Day – Basic Interest Rate Swaps
$___  Per fund per month - Mutual Funds
Fair Value Services (FT Interactive)
            $___on the First 100 Securities/Day
            $___on the Balance of Securities/Day
Corporate Action Services
$___Per equity security per month
Manual Security Pricing
$___ per month – greater than 10/day
Factor Services (BondBuyer)
♦ Per CMO -                                         $___/month
♦ Per Mortgage Backed - $___/month
♦ Minimum                               -           $___/month